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                                                                    EXHIBIT 23.4

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of The Walt Disney Company of our report dated November 18, 1998 relating to the financial statements of ABC News/Starwave Partners, which appear in the Form S-4.

PricewaterhouseCoopers LLP
Seattle, Washington
November 18, 1999